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                                                      EXHIBIT 5.1


                           January 28, 1998

Avnet, Inc.
80 Cutter Mill Road
Great Neck, New York  11021

     Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     I refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Avnet, Inc. (the "Company") with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of $50,000,000 aggregate amount of Avnet Deferred Compensation Plan obligations (the "Obligations"). The Obligations are unsecured obligations of the Company to pay certain benefits in the future in accordance with the terms of the Avnet Deferred Compensation Plan (the "Plan") and the Avnet Deferred Compensation Rabbi Trust (the "Trust").

     I have examined such documents as I considered necessary for the purposes of this opinion. Based on such examination, it is my opinion that the Plan and Trust have been duly and validly authorized and adopted by the Company, and the Obligations being registered hereunder that may be issued to participants in the Plan, when issued or sold in accordance with the Plan, will be valid and binding obligations to the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

     I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Obligations.

     I consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to me included in or made a part of the Registration Statement.

                                   Very truly yours,


                                   /S/ DAVID R. BIRK
                                   David R. Birk